Richard A. Eisner & Company, LLP
                                               Accountants and Consultants

                                               576 Madison Avenue
                                               New York, NY 10022-2597
                                               Tel 212.355.1700 Fax 212.355.2414
                                               www.eisnerllp.com

December 21, 2000

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Discovery Laboratories, Inc.

We have obtained a copy of Form 8-K dated December 15, 2000, of Discovery Laboratories, Inc., which Current Report, includes an Item 4, changes in Registrant's Certifying Accountant.

We agree with the statements in Item 4 concerning our firm. However, we have no knowledge of the Company's engagement of Ernst & Young, LLP.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
------------------------------------
Richard A. Eisner & Company, LLP